Filed Pursuant to Rule 424(b)(5)

Registration No. 333-258136

Prospectus Supplement

(To Prospectus dated August 27, 2021)

5,000,000 Shares of Common Stock

American Virtual Cloud Technologies, Inc. (the “Company” or “we”) is offering (the “Offering”) 5,000,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $2.00 per share of Common Stock to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus and the securities purchase agreement dated October 18, 2022.

We have retained A.G.P./Alliance Global Partners and Northland Capital Markets as the placement agents (the “Placement Agents”) with respect to this Offering. The Placement Agents are not purchasing or selling any shares offered hereby, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares, but it has agreed to use its reasonable commercial efforts to arrange for the sale of all of the shares. We have agreed to pay the Placement Agents’ fees totaling 6.0% of the aggregate gross cash proceeds actually realized by the Company from the sale of the shares being offered hereby. Because there is no minimum amount of shares that must be sold as a condition to closing this offering, the placement agent fees and the proceeds to us are not presently determinable and may be substantially different than the amounts set forth below, which assume the sale of all of the shares offered hereby. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement for more information regarding these arrangements.

In a concurrent private placement (the “Private Placement”) we are also selling, to the investors of shares of Common Stock in this offering, warrants to purchase up to 10,000,000 shares of our Common Stock (the “Private Placement Warrants”). The Private Placement Warrants will have an exercise price of $1.80 per share, are exercisable 45 days after their issuance and will remain exercisable for a period of 2 years from such date. The Private Placement Warrants and the shares of Common Stock issuable upon exercise of the Private Placement Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. We have agreed to use commercially reasonable best efforts to file a registration statement on Form S-1 (or other appropriate form) providing for the resale by the purchasers of the Private Placement Warrants and the shares of Common Stock issuable upon exercise of the Private Placement Warrants as soon as practicable (and in any event within 30 calendar days of the closing of the offering).

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “AVCT.” The last reported sale price of our Common Stock on October 18, 2022 was $1.61 per share.

Investing in our securities involves certain risks. See the risk factors in our most recent Annual Report on Form 10-K filed on April 15, 2022, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and under the heading “Risk Factors” beginning on page 5 of the accompanying prospectus. We urge you to carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public offering price	$2.00	$10,000,000
Placement agent fees (1)	$0.12	$600,000
Proceeds to us (before expenses)	$1.88	$9,400,00

(1)	We have agreed to pay the Placement Agents a placement agent’s fee equal to 6% of the aggregate purchase price of the securities sold in this offering, and to reimburse certain expenses of the Placement Agents in connection with the Offering. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement for a description of the compensation payable to the Placement Agents.

Co-Placement Agents

A.G.P.	Northland Capital Markets

The date of this prospectus supplement is October 18, 2022

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. Neither we nor the placement agents have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On July 23, 2021, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-258136) utilizing a “shelf” registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on August 27, 2021. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in the accompanying prospectus, for total gross proceeds of up to $100,000,000. As of October 18, 2022, prior to the consummation of this offering, we may be deemed to have sold $88,659,581 of securities under the foregoing “shelf” registration statement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: American Virtual Cloud Technologies, Inc., 1720 Peachtree Street, Suite 629, Atlanta GA 30309, telephone number (404) 234-3098.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus. We have not, and the placement agents have not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related press writing prospectus. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of any date other than the date of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

Unless the context otherwise requires, the terms “AVCT,” the “Company,” “we,” “us,” “our” and similar terms used in this prospectus refer to American Virtual Cloud Technologies, Inc.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, which may cause our or our industry’s actual results, levels of activity, performance or achievements to differ from what is expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus supplement and the accompanying prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with our financial statements and notes to those financial statements incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus supplement to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus supplement or any document incorporated by reference herein reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement.    This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including all documents incorporated by reference herein and therein. In particular, attention should be directed to our “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

All share numbers in this summary have been adjusted to give effect to the Reverse Stock Split (as defined below).

Overview

We were incorporated, in Delaware, as Pensare Acquisition Corp, a special purpose acquisition company (“SPAC”) on April 7, 2016, for the purpose of entering into one or more mergers, share exchanges, asset acquisitions, stock purchases, recapitalizations, reorganizations or other similar business combinations with one or more target businesses.

On April 7, 2020, we consummated a business combination transaction (the “Computex Business Combination”) in which we acquired Stratos Management Systems, Inc. (“Computex”), a private operating company that does business as Computex Technology Solutions. The Computex Business Combination was consummated pursuant to the terms of an amended agreement originally entered into on July 25, 2019. In connection with the closing of the Computex Business Combination, the Company changed its name to American Virtual Cloud Technologies, Inc.

On December 1, 2020, we acquired the Kandy Communications business (hereafter referred to as “Kandy” or “Kandy Communications”) from Ribbon Communications, Inc. (“Ribbon”) and certain of its affiliates, by acquiring certain assets, assuming certain liabilities and acquiring all of the outstanding membership interests of Kandy Communications LLC, pursuant to an Amended and Restated Purchase Agreement, dated as of December 1, 2020 (the “Kandy Purchase Agreement”).

On January 26, 2022, we and certain of our subsidiaries (the “Companies”) entered into an asset purchase agreement (the “Asset Sale Agreement”) with Calian Corp. (“Calian”), pursuant to which the Companies agreed to sell substantially all of the assets that constitute the Computex business, to Calian, in consideration for a purchase price of $30 million in cash, subject to certain adjustments, and the assumption by Calian of certain liabilities relating to the assets to be purchased (the “Asset Sale”). On March 15, 2022, the Company completed the Asset Sale to Calian pursuant to the terms of the Asset Sale Agreement, for a purchase price of approximately $34 million, after giving effect to an adjustment for estimated net working capital of Computex as of the closing. Under the terms of the Asset Sale Agreement, the Company retained certain specified assets, including cash. The Company retained the assets comprising its Kandy Business.

Recent Developments

On May 25, 2022, the Company reported that it had received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC indicating that, based upon the closing bid price of the Common Stock for the last 30 consecutive business days, the Company was not then in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). On October 18, 2022, the Company received a letter from the Listing Qualifications Staff confirming that the Company has regained compliance with the minimum bid price requirement and the matter is now closed.

On August 2, 2022, the Company reported that it had received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC indicating that, based upon the Company’s Minimum Value of Listed Securities (“MVLS”) for the last 30 consecutive business days, the Company was not then in compliance with the requirement to maintain a minimum of $35 million of MVLS required for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(b)(2).

On August 25, 2022, the Company announced that it had retained Northland Capital Markets to advise the Company in connection with a comprehensive strategic review process that could lead to the sale of the Company or selected assets. No assurance can be given that the Company’s review of strategic alternatives will result in one or more transactions being entered into or consummated, or if any transaction is undertaken, as to its terms, structure or timing of such transaction. Furthermore, any ultimate sale transaction(s), if any, may require a shareholder or judicial approval process that may or may not result in such approval being obtained.

On August 29, 2022, the Company and its subsidiary, AVCtechnologies USA, Inc. (“AVCT USA”), entered into a Settlement Agreement (the “Settlement Agreement”) with Ribbon, Ribbon Communications Canada, ULC (“Ribbon Canada”) and Ribbon Communications Operating Company, Inc. (“RCOCI” and, together with Ribbon and Ribbon Canada, the “Ribbon Parties”). Pursuant to the Settlement Agreement, the Company and the Ribbon Parties modified and/or terminated certain agreements that had been entered into between them in connection with the consummation of the transactions contemplated by the Kandy Purchase Agreement, and settled certain disputes that had arisen between them under certain of such agreements.

In particular, pursuant to the Settlement Agreement, AVCT USA and RCOCI entered into a Wind Down Agreement (the “Wind Down Agreement”), pursuant to which a Reseller Agreement between the parties, as previously amended, was terminated, and the Company granted RCOCI certain non-exclusive perpetual rights to use certain intellectual property owned by the Company comprising certain WebRTC gateway technology that is integrated with Ribbon’s SBCs and Application Servers (the “Licensed Technology Rights”). In consideration of the resolution of the disputes between the parties encompassed within the Settlement Agreement, among other things, (i) RCOCI paid the Company $2.5 million in cash, (ii) pursuant to a Stock Redemption Agreement (the “Redemption Agreement”), the 913,361 shares of the Company’s Common Stock, issued to Ribbon pursuant to the Kandy Purchase Agreement were redeemed by the Company for no further consideration and were canceled, and (iii) pursuant to a Warrant Termination Agreement (the “Warrant Termination Agreement”), the Warrants exercisable to purchase 291,853 shares of Common Stock issued to Ribbon pursuant to the Kandy Purchase Agreement were terminated and canceled. In addition, the Company and certain of the Ribbon Parties entered into amendments to agreements pursuant to which the Company (i) subleases and/or licenses certain premises from the Ribbon Parties, in order to, among other things, reduce the portion of the premises used by the Company (and the corresponding rent or other fees payable), and (ii) purchases and/or licenses certain hardware, software, products and related services from the Ribbon Parties, in order to, among other things, amend the license fee structure from a bulked fixed pricing schedule to a variable rate pricing structure so as to reduce the fees payable by the Company.

On September 26, 2022, the Company and the holders of the senior secured convertible note issued by the Company in April 2022 (the “Note”), Series A Warrants issued in November 2021, Series D Warrants issued in December 2021 and the Warrants issued pursuant to a Securities Purchase Agreement dated as of February 28, 2022 (all such Warrants collectively, the “Existing Warrants”), entered into a Settlement Agreement (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the parties thereto agreed, among other things, to effect, on the date of the Settlement Agreement, a series of sequential transactions consisting of one or more exercises of certain of the Existing Warrants, each followed by an exchange, in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act, of the shares of the Company’s Common Stock, into rights (the “New Rights”) to acquire an aggregate of 6,186,642 shares of Common Stock (the “New Rights Shares” and, collectively with the 480,024 shares of Common Stock into which the remaining principal amount of the Note were then convertible, the “New Shares”) of Common Stock. Upon the issuance of the New Rights pursuant to the Settlement Agreement, such holders had no further right to exercise the Existing Warrants, all of which were canceled and terminated.

Pursuant to the Settlement Agreement, the holders agreed to release any liens and security interests granted to the holders in connection with the issuance of the Note, effective upon the earlier of the issuance of all the New Shares, or the first date on or after October 6, 2022 on which the Company has issued all of the New Shares as to which the holders have properly delivered a notice of conversion or notice of exercise, as applicable, on or before October 5, 2022 (such date, the “Lien Release Date”). The Settlement Agreement also contains mutual releases by each of the parties, other than with respect to the right to enforce certain provisions of the Settlement Agreement.

On September 30, 2022, the Company filed a Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), which effected, upon filing on September 30, 2022 (the “Effective Time”), a one-for-fifteen reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of Common Stock. On October 3, 2022, the Common Stock began trading on a Reverse Stock Split-adjusted basis.

As of October 6, 2022, all of the shares of Common Stock issuable pursuant to the terms of the Settlement Agreement had been issued in accordance with the terms of the Settlement Agreement. As a result, the Note has been satisfied in full, and all liens and security interests granted to the holders of the Note have been terminated and released. In addition, as previously reported, the Existing Warrants have been canceled and terminated.

On October 11, 2022, the Company announced that for the quarter ended September 30, 2022, the Company expects to report total revenue of approximately $4.6 million, representing approximately 13% year over year growth relative to the third quarter of 2021 (excluding the Computex business segment divested in March 2022). While the Company has not yet finalized its costs of revenue or other expenses for the third quarter, the Company anticipates annualized cost savings of over $7 million, with only partial impact expected to be realized in the third quarter of 2022 and before related costs of implementation. These savings have been generated from the Company’s ongoing operating restructuring initiatives including, but not limited to, selective reductions in force and the negotiated conversion of certain material vendor support costs from fixed to variable expense thereby eliminating prior cost burdens related to previously expensed but unused capacity. In conjunction with the Company’s ongoing focus to enhance its enterprise value as a going concern business, the Company has also obtained the strategic and operating restructuring support services of SOLIC Capital Advisors.

In support of its ongoing strategic, operating and capital restructuring initiatives the Company has incurred increased expenses associated with non-recurring items related to legal, operating, and financial advisory professional fee expenses. The Company anticipates that it will need additional capital to fund its current operations including research and development and capital investment requirements until the Company scales to a revenue level that generates cash self-sufficiency. As a result, the Company needs to raise additional capital or secure debt funding to support on-going operations until such time. Any of the foregoing may not be available on favorable terms, if at all.

Principal Offices

Our principal executive offices are located at 1720 Peachtree Street, Suite 629, Atlanta, GA 30309, and the telephone number is (404) 239-2863. Information about us is available on our website https://www.avctechnologies.com/. The information contained on our website or that can be accessed through our website does not constitute part of this prospectus supplement and is not incorporated in any manner into this prospectus supplement.

THE OFFERING

Issuer	American Virtual Cloud Technologies, Inc., a Delaware corporation

Common Stock We Are Offering:	5,000,000 shares of our Common Stock

Common Stock to be Outstanding After this Offering:	32,475,017 shares of our Common Stock

Offering Price	$2.00 per share of Common Stock
Use of Proceeds:	We intend to use the net proceeds we receive from this offering for working capital and general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Nasdaq Capital Market Symbol:	AVCT

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in shares of our Common Stock.

Concurrent Private Placement:	In the concurrent Private Placement, we are also selling to the purchasers of the shares of our Common Stock in this offering, Private Placement Warrants to purchase up to 10,000,000 shares of Common Stock. The Private Placement Warrants will have an exercise price of $1.80 per share, are exercisable 45 days after their issuance and will remain exercisable for a period of 2 years from such date. The Private Placement Warrants and the shares of Common Stock issuable upon exercise of the Private Placement Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. We have agreed to use commercially reasonable best efforts to file a registration statement on Form S-1 (or other appropriate form) providing for the resale by the purchasers of the Private Placement Warrants and the shares of Common Stock issuable upon exercise of the Private Placement Warrants as soon as practicable (and in any event within 30 calendar days of the closing of the offering).

Unless we indicate otherwise, all information in this prospectus is based on 27,475,017 shares of Common Stock outstanding as of October 18, 2022, and excludes, as of that date:

●	Approximately 75,531 shares of our Common Stock issuable upon the exercise of outstanding penny warrants;

●	Approximately 1,735,835 shares of our Common Stock issuable upon the exercise of outstanding warrants with an exercise price of $172.50 per share;

●	1,062,599 shares of our Common Stock underlying warrants issued on December 2, 2021 to certain funds affiliated with Monroe Capital Management Advisors, LLC with an exercise price of $0.0015 per share;

●	Approximately 254,295 shares of our Common Stock issuable upon the vesting of restricted stock units; and

●	10,000,000 shares of our common stock underlying warrants being sold in the Private Placement with an exercise price of $1.80 per share.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to other information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the information incorporated by reference herein and therein, before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and in any other documents incorporated by reference into this prospectus supplement or the accompanying prospectus, as updated by our future filings. These risks are not the only ones faced by us. Additional risks not known or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Any of these risks might cause you to lose all or a part of your investment.

ADDITIONAL RISKS RELATED TO THIS OFFERING AND OWNERSHIP OF OUR COMMON STOCK

This is a best efforts offering, no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agents have agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. Certain investors are not obligated to close until a future date and they may not close either because we fail to adopt the charter amendment to increase our authorized shares or fail to meet the other closing conditions specified in the securities purchase agreement. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund our expected capital needs. Thus, we may not raise the amount of capital we believe is required for our operations and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Because we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the Common Stock you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 5,000,000 shares of our Common Stock are sold at a price of $2.00 per share, for aggregate gross proceeds of $10,000,000, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $1.361 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2022 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants, or conversion of any outstanding Preferred Stock into our Common Stock, will result in further dilution of your investment. See “Dilution” for a more detailed discussion of the dilution you will incur in connection with this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS

We intend to use the net proceeds we receive from this offering for working capital and general corporate purposes. We have not determined the amounts we plan to spend on any specific purpose or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2022. Such information is set forth on the following basis:

●	on an actual basis; and

●	on an unaudited as adjusted basis, giving effect to the sale of the 5,000,000 shares of common stock in this offering at an offering price of $2.00 per share of common stock, after deducting estimated placement agent fees and estimated offering expenses payable by us.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2022
($ in thousands)	Actual	As adjusted
Cash and cash equivalents	$13,106	$22,406
Total liabilities	35,514	35,514
Stockholders’ equity:
Preferred Stock: Preferred stock, $0.0001 par value; 5,000,000 authorized; none issued and outstanding	—	—
Common Stock, par value $0.0001 per share; 500,000,000 shares authorized; 6,556,557 shares issued and outstanding at June 30, 2022, actual; 11,556,557 shares outstanding as adjusted	10	11
Additional paid-in capital	207,424	216,723
Accumulated deficit	(209,357)	(209,357)
Total stockholders’ (deficit) equity	$(1,923)	$7,377

DILUTION

If you invest in our Common Stock, you will experience dilution to the extent of the difference between the price per share of Common Stock you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering.

Our net tangible book value as of June 30, 2022 was approximately $(1,923,000), or $(0.293) per share of Common Stock. Net tangible book value per share as of June 30, 2022 is equal to our total tangible assets minus total liabilities as of that date, all divided by the number of shares of Common Stock outstanding as of June 30, 2022. Dilution represents the difference between the amount per share paid by purchasers of shares of Common Stock in this offering and the as-adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering.

After giving effect to the sale of shares of our Common Stock in the aggregate amount of $10,000,000 in this offering at an offering price of $2.00 per share, and after deducting commissions and estimated aggregate offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2022 would have been approximately $7,377,000, or $0.6383 per share of Common Stock. This represents an immediate increase in net tangible book value per share of $0.932 to our existing stockholders and an immediate dilution in net tangible book value per share of $1.361 to new investors purchasing Common Stock in this offering. The following table illustrates this dilution on a per share basis to new investors participating in this offering.

Offering price per share		$2.00
Net tangible book value per share as of June 30, 2022	$(0.293)
Increase in net tangible book value per share after this offering	$0.932
As adjusted net tangible book value per share as of June 30, 2022, after this offering		$0.639
Dilution in as adjusted net tangible book value per share to new investors		$(1.361)

As of October 18, 2022, 27,475,017 shares of Common Stock were outstanding, and excludes, as of that date:

●	Approximately 75,531 shares of our Common Stock issuable upon the exercise of outstanding penny warrants;

●	Approximately 1,735,835 shares of our Common Stock issuable upon the exercise of outstanding warrants with an exercise price of $172.50 per share;

●	1,062,599 shares of our Common Stock underlying warrants issued on December 2, 2021 to certain funds affiliated with Monroe Capital Management Advisors, LLC with an exercise price of $0.0015 per share; and

●	Approximately 518,180 shares of our Common Stock issuable upon the vesting of restricted stock units; and

●	10,000,000 shares of our common stock underlying warrants being sold in the Private Placement with an exercise price of $1.80 per share.

To the extent that options or warrants outstanding as of June 30, 2022 have been or are exercised, investors purchasing shares of Common Stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities at prices per share that are less than the net tangible book value per share at the respective dates of those sales, the issuance of these securities could result in further dilution to our stockholders.

PRIVATE PLACEMENT TRANSACTION

In a concurrent Private Placement, we are selling to purchasers of securities in this offering Private Placement Warrants to purchase up to 10,000,000 shares of our Common Stock.

The Private Placement Warrants will have an exercise price of $1.80 per share and are exercisable 45 days after their issuance and will remain exercisable for a period of two years from their issuance date.

The Private Placement Warrants and the shares of our Common Stock issuable upon the exercise of the Private Placement Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell shares of Common Stock issued upon exercise of the Private Placement Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

A holder of Private Placement Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% at the election of the investor, of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon notice to us, the holder may increase or decrease the Beneficial Ownership Limitation, provided further that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

We have agreed to use commercially reasonable best efforts to file a registration statement on Form S-1 (or other appropriate form) providing for the resale by the purchasers of the Private Placement Warrants and the shares of Common Stock issuable upon exercise of the Private Placement Warrants as soon as practicable, and in any event within 30 calendar days following the closing of this offering.

The exercise price and number of the shares of our Common Stock issuable upon the exercise of the Private Placement Warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions, as described in the Private Placement Warrants.

PLAN OF DISTRIBUTION

We are offering up to 5,000,000 shares of our common stock at an offering price of $2.00 per share of common stock. Subject to the terms and conditions contained in the placement agent agreement, dated October 18, 2022, A.G.P./Alliance Global Partners and Northland Capital Markets have agreed to be placement agents with respect to this offering as well as in the Private Placement.

The Placement Agents are not purchasing or selling any shares offered hereby, nor are they required to arrange for the purchase or sale of any specific number or dollar amount of shares, but they agreed to use their reasonable commercial efforts to arrange for the sale of all of the shares. Because there is no minimum amount of shares of common stock that must be sold as a condition to closing this offering, the actual number of shares sold in this offering is not presently determinable and may be substantially less than the shares noted herein above. We will enter into a securities purchase agreement directly with each of the purchasers in this offering.

We negotiated the offering price for the shares in this offering with prospective investors. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for the industry in which we compete, our past and present operations and our prospects for future revenues.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the Placement Agents a placement agent’s fee equal to $600,000, or 6% of the aggregate purchase price of the shares of Common Stock sold in this offering. The following table shows the per share and total cash placement agents’ fees we will pay to the Placement Agents in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities hereby on a best efforts basis:

	PER SHARE	TOTAL
Public offering price	$2.00	$10,000,000
Placement agent fees	$0.12	$600,000
Proceeds to us (before expenses)	$1.88	$9,400,000

We have also agreed to reimburse the Placement Agents at closing for legal and other expenses incurred by them in connection with the offering in an amount not to exceed $75,000. We estimate the total expenses payable by us for this offering, excluding the placement agent fees and expenses, will be approximately $100,000.

The Placement Agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any common shares or securities convertible into, or exchangeable or exercisable for, our common shares during a period ending 90 days after the date of this prospectus supplement, without first obtaining the written consent of the Placement Agents. Specifically, these individuals have agreed, in part, not to:

●	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our common shares, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any of our securities; or

●	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of our securities.

Notwithstanding these limitations, these common shares may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

In addition, we have agreed that we will not conduct any issuances of shares of our Common for a period ending on the later of (i) 90 days following closing of this offering or (ii) the date upon which the registration of the shares of Common Stock underlying the Private Placement Warrants is declared effective by the SEC.

Discretionary Accounts

The Placement Agents do not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agents and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agents and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agents and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If Placement Agents or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agents and their affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common shares offered hereby. Any such short positions could adversely affect future trading prices of the common shares offered hereby. The Placement Agents and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering 5,000,000 shares of our Common Stock.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Securities We May Offer — Common Stock” beginning on page 9 of the accompanying prospectus.

Transfer Agent and Registrar for Common Stock

The current transfer agent and registrar for AVCT is Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, NY 10004.

Listing

AVCT Common Stock is listed on Nasdaq under the symbol “AVCT”.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement were passed upon for us by Greenberg Traurig, LLP, McLean, Virginia. Certain legal matters in connection with this offering will be passed upon for A.G.P./Alliance Global Partners and Northland Capital Markets by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of American Virtual Cloud Technologies, Inc. as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of UHY LLP (“UHY”), an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC using the SEC’s EDGAR system. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http//www.sec.gov.

We have filed a registration statement with the SEC relating to the offering of the Common Stock. The registration statement contains information which is not included in this prospectus supplement or the accompanying prospectus. You may inspect or copy the registration statement at the SEC’s public reference facilities or its website.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus, and the information incorporated by reference herein and therein. We have not authorized any person to provide you with any information that is different.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus supplement certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on April 15, 2022, as amended;

2.	our Quarterly Reports on Form 10-Q for the three months ended March 31, 2022 and June 30, 2022, filed with the SEC on May 16, 2022 and August 16, 2022, respectively;

3.	our Current Reports on Form 8-K filed with the SEC on January 10, 2022; February 1, 2022; February 25, 2022; February 28, 2022; March 2, 2022; March 16, 2022; April 15, 2022; April 25, 2022; May 25, 2022; August 2, 2022; August 25, 2022; September 1, 2022; September 1, 2022; September 8, 2022; September 12, 2022, September 26, 2022, September 30, 2022 and October 11, 2022; and

4.	the description of our Common Stock set forth in the registration statement on Form 8-A registering our Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which was filed with the SEC on July 26, 2017, including any amendments or reports filed for purposes of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of these securities will be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting our Controller, at American Virtual Cloud Technologies, Inc., 1720 Peachtree Street, Suite 629, Atlanta, GA 30309, or by telephone at (404) 239-2863. Information about us is also available at our website at www.avctechnologies.com. However, the information in our website is not a part of this prospectus supplement and is not incorporated by reference herein.

Prospectus

American Virtual Cloud Technologies, Inc.

$100,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

SUBSCRIPTION RIGHTS

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $100,000,000:

●	common stock;

●	preferred stock;

●	warrants to purchase our securities;

●	subscription rights to purchase any of the foregoing securities;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is listed on The NASDAQ Capital Market under the symbol “AVCT.” If we decide to seek a listing of any preferred stock, warrants, subscriptions rights, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

As of August 23, 2021, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $16.6 million, based on 20,427,452 shares of outstanding common stock, of which approximately 3,691,000 shares were held by non-affiliates, and a closing sale price of our common stock of $4.49 on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 5 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 27, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of American Virtual Cloud Technologies, Inc. and its subsidiaries. Unless the context otherwise requires, the terms “AVCT,” the “Company,” “we,” “us,” “our” and similar terms used in this prospectus refer to American Virtual Cloud Technologies, Inc.

ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission, or SEC. The following discussion should be read in conjunction with the financial statements for the fiscal years ended December 31, 2020 and 2019 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Overview

We were incorporated, in Delaware, as Pensare Acquisition Corp, a special purpose acquisition company (“SPAC”) on April 7, 2016 for the purpose of entering into one or more mergers, share exchanges, asset acquisitions, stock purchases, recapitalizations, reorganizations or other similar business combinations with one or more target businesses.

On April 7, 2020, we consummated a business combination transaction (the “Computex Business Combination”) in which we acquired Stratos Management Systems, Inc. (“Computex”), a private operating company that does business as Computex Technology Solutions. The Computex Business Combination was consummated pursuant to the terms of an amended agreement originally entered into on July 25, 2019. In connection with the closing of the Computex Business Combination, the Company changed its name to American Virtual Cloud Technologies, Inc.

On December 1, 2020, we acquired the Kandy Communications business (hereafter referred to as “Kandy” or “Kandy Communications”) from Ribbon Communications, Inc. and certain of its affiliates (“Ribbon”), by acquiring certain assets, assuming certain liabilities and acquiring all of the outstanding membership interests of Kandy Communications LLC.

Kandy Communications

As a provider of cloud-based enterprise services, Kandy deploys a global carrier grade cloud communication platform that supports the digital and cloud transformation of mid-market and enterprise customers across any device, on any network, in any location. Based on a powerful, proprietary multi-tenant, highly scalable, and secure cloud platform, our platform supports unified communications as a service (“UCaaS”), communications platform as a service (“CPaaS”) and contact center as a service (“CCaaS”) including pre-built customer engagement tools, based on web real-time communication technology (“WebRTC technology”) enabling frictionless communications. Further, we support rapid service creation and multiple go to market models including white labelling, multi-tier channel distribution, enterprise direct, and self-service via our SaaS (software as a service) web portals.

Our cloud-based, real-time communications platform, enables service providers, enterprises, software vendors, systems integrators, partners and developers to enrich their applications and their services with real-time contextual communications empowering the API (Application Programming Interface) economy. With Kandy’s platform, companies of various sizes and types can quickly embed real-time communications capabilities into their existing applications and business processes, providing a more engaging user experience.

While the cloud communications business is focused on highly complex, medium and large enterprise deployments, the customer experience is augmented by our managed services capabilities. In addition, our strategic partnerships with companies such as AT&T, IBM, and Etisalat give us access to a marquee customer base and the ability to sell end to end solutions.

Computex

Our Computex subsidiary, which has been in business for over 30 years, is an award-winning multi-brand technology solutions provider to small, midsize and large global customers. With a team of talented architects and engineers who specialize in the delivery of private and hybrid data centers, enterprise networking solutions, cloud, cybersecurity, managed services and unified communications, we provide a comprehensive and integrated set of technology solutions, along with an extensive hardware, software and value-added service offering. Our managed services and managed security services provide customers 24x7 access to a world class service desk, network operations centers and security operations center through which we maintain, upgrade and troubleshoot IT systems. Our security operations center (“SOC”) provides comprehensive cybersecurity services to proactively protect customers from cyber threats and, in case of a breach, our managed detection and response services provide incident response, remediation and recovery services. The breadth of this offering enables us to offer our customers a complete technology solution. We design best-fit solutions for our customers, based on a thorough assessment of their needs. Leveraging our relationships with industry leading technology partners, we also assist our customers with the procurement of suitable hardware and software to fit their customized needs.

Our hardware offerings are sourced from a network of leading manufacturers, and include data storage, desktops, servers, and other hardware.

Third party software and maintenance offerings include licensing, licensing management, software solutions and other services. We offer a full suite of value-added services, which typically are delivered as part of a complete technology solution, to help our customers meet their specific needs. Our solutions range from configuration services for computer devices to fully integrated solutions such as virtualization, collaboration, security, mobility, data center optimization and cloud computing. We also offer complementary offerings such as installations, warranty services and certain managed services including remote network services and data center monitoring. We believe our software and service offerings are important growth areas for us.

Our professional and managed services include managed IT services, virtualization, storage, networking and data center services. As part of these services, we offer customized solutions for business continuity, back-up and recovery, capacity on-demand, regulatory compliance and data center best practice methodologies as well as infrastructure as a service (“IaaS”) and software as a service (“SaaS”). Our customers utilize our solutions to optimize their current and planned investments in IT infrastructure and data centers. We believe the breadth of our service offering and our consultative approach to working with our clients distinguishes us from other providers.

We believe Computex is well-diversified across verticals (industries), technology solutions offerings and procurement partners from whom we procure products and software for resale. Our sales teams consist of seasoned account executives and regionally focused sales support teams who work within assigned territories to provide customized solutions to our customers. Our sales teams are supported by industry leading technologists who design end to end solutions and who take projects from design, to implementation, to management. Leveraging an extensive network of OEMs and distributors, we are able to direct-sell a diverse selection of products and software to our growing customer base in the form of packaged software or as licensed products and services.

We have developed an infrastructure that enables us to deliver our IT solutions on a service-agnostic basis as to technology platform and location, through a flexible, customer-focused delivery model which spans three datacenter environments (customer-owned, co-location, and the cloud). By optimizing our customers’ use of secure, energy efficient and reliable data centers combined with a comprehensive suite of related IT infrastructure services, we are able to offer our customers highly customized solutions that address their needs for data center availability, data management, data security, business continuity disaster recovery and data center consolidation, as well as a variety of other related managed services.

Recent Developments

On April 7, 2021, we issued a press release announcing that we received an unsolicited non-binding proposal, subject to certain conditions, to acquire all of the issued and outstanding shares of common stock of the Company (on an as-converted and as-exercised basis) for a price of approximately $9.00 per share. As a result, the Board of Directors determined to commence a process to explore, review and evaluate a range of potential strategic alternatives available to the Company, including the unsolicited acquisition proposal, and hired financial advisors to assist in this process. The Company’s Board of Directors has not set a timetable for this process nor has it made any decisions related to strategic alternatives, including the unsolicited proposal, at this time. No assurance can be given that the Company’s exploration of strategic alternatives, including the unsolicited proposal, will result in any change in strategy, any discussions regarding a transaction or a transaction being entered into or consummated, or if a transaction is undertaken, as to its terms, structure or timing. The Company does not expect to make further public comment regarding these matters unless and until the Board has approved a specific transaction or alternative or otherwise concludes its review of strategic alternatives.

On July 22, 2021, we announced that Xavier Williams and Michael Dennis had departed their positions as Chief Executive Officer and Chief Operating Officer, respectively, and that Darrell J. Mays, a member of the Board of Directors, had been appointed Chief Executive Officer, Kevin Keough had been appointed President, Lawrence Mock had been appointed Chairman of the Board, and Dr. Robert Willis had been appointed to the Board of Directors and as a Vice Chairman of the Board. Mr. Mock, Mr. Mays and Dr. Willis are currently Managing Partners, and Mr. Keough is currently a Managing Director, at Navigation Capital Partners, an affiliate of the Company’s largest stockholder.

Private Placements

Series A Offering

On April 3, 2020, AVCT and certain investors (the “Series A PIPE Investors”) entered into a Securities Purchase Agreement (the “April Securities Purchase Agreement”), pursuant to which the Series A PIPE Investors agreed to purchase, and we agreed to sell to the Series A PIPE Investors, units of securities (the “Series A Units”), each Series A Unit consisting of (i) $1,000 in principal amount of the convertible debentures (the “Series A Debentures”) and (ii) one warrant to purchase 100 shares of our common stock at an exercise price of $0.01 per whole share (the “Penny Warrants”). Pursuant to the terms of the April Securities Purchase Agreement, we issued to the Series A PIPE Investors approximately 43,169 Series A Units at the Closing (as defined in the April Securities Purchase Agreement).

Pursuant to the April Securities Purchase Agreement, we issued to the Series A PIPE Investors the Series A Debentures having an aggregate principal amount of approximately $43.2 million (including $3.0 million in aggregate principal amount issued as part of Series A Units sold to MasTec, $20.0 million in aggregate principal amount issued as part of Series A Units issued to Holdings pursuant to the terms of the Business Combination Agreement and approximately $8.6 million in aggregate principal amount issued to the Sponsor as part of Series A Units issued in exchange for the cancellation of indebtedness previously incurred by the Company to the Sponsor). The Series A Debentures bear interest at a rate of 10% per annum, payable quarterly on the last day of each calendar quarter in the form of additional Series A Debentures, except upon maturity in which case accrued and unpaid interest is payable in cash. The entire principal amount of each Series A Debenture, together with accrued and unpaid interest thereon, is due and payable on the earlier of (i) such date, commencing on or after October 7, 2022, as the holder thereof, at its sole option, upon not less than 30 days’ prior written notice to the Company, demands payment thereof and (ii) the occurrence of a Change in Control (as defined in the Series A Debentures).

Each Series A Debenture is convertible, in whole or in part, at any time at the option of the holder thereof into that number of shares of our common stock calculated by dividing the principal amount being converted, together with all accrued but unpaid interest thereon, by the applicable conversion price, initially $3.45. The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and is also subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for, common stock at a price below the then-applicable conversion price (subject to certain exceptions). The Series A Debentures are subject to mandatory conversion if the closing price of the common stock exceeds $6.00 for any 40 trading days within a consecutive 60 trading day-period (which condition has been satisfied), subject to the satisfaction of certain other conditions. The Series A Debentures are subordinated to all Senior Indebtedness (as defined in the Series A Debentures), including indebtedness under the Credit Agreement.

At the Closing, we issued to Series A PIPE Investors the Penny Warrants to purchase an aggregate of up to 4,316,936 shares of our common stock (including Penny Warrants to purchase up to 2,000,000 shares, 856,561 shares, and 300,000 shares of our common stock issued to Holdings, the Sponsor and MasTec, respectively, as part of the Series A Units issued to them), at an exercise price of $0.01 per share. The Penny Warrants are exercisable at any time through the fifth anniversary of the date of issuance. The number of shares issuable upon exercise of each Penny Warrant is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like.

Series A-1 PIPE

Effective as of December 1, 2020 (the “Closing Date”), we entered into an Amended and Restated Purchase Agreement (the “A&R Purchase Agreement”) with Ribbon Communications Inc. (“Ribbon”), Ribbon Communications Operating Company, Inc. (“RCOCI”) and Ribbon Communications International Limited (together with RCOCI, the “Sellers”, and together with Ribbon, the “Ribbon Parties”), and consummated the transactions contemplated by the A&R Purchase Agreement (the “Closing”). The A&R Purchase Agreement amends and restates in its entirety the Purchase Agreement entered into on August 5, 2020, by AVCT and the Ribbon Parties (the “Original Purchase Agreement”), which Original Purchase Agreement was described in the Current Report on Form 8-K filed by AVCT on August 11, 2020. At the Closing, AVCT purchased the Sellers’ cloud-based enterprise services business (also known as the Kandy Communications business) (the “Business”) by acquiring certain of the Sellers’ and their respective affiliates’ assets (and assuming certain of the Sellers’ and their respective affiliates’ liabilities) primarily associated with the Business, and acquiring all of the outstanding interests of Kandy Communications LLC (the “Transaction”).

The A&R Purchase Agreement revised the Original Purchase Agreement by, among other things, changing the consideration payable by AVCT to Ribbon from 13.0 million shares of AVCT’s common stock (“Common Stock”) to $45.0 million, subject to certain adjustments, in the form of units of AVCT’s securities (“Units”), each Unit consisting of (i) $1,000 in principal amount of AVCT’s Series A-1 convertible debentures (the “Series A-1 Debentures”) and (ii) a Penny Warrant. At the Closing, AVCT issued to Ribbon Series A-1 Debentures with an aggregate original principal amount of approximately $43.8 million and Penny Warrants exercisable for 4,377,800 shares of Common Stock.

The Series A-1 Debentures bear interest at a rate of 10% per annum, accruing quarterly on the last day of each calendar quarter and added to the principal amount of the Series A-1 Debentures, except upon maturity in which case accrued and unpaid interest is payable in cash. The entire principal amount of each Series A-1 Debenture, together with accrued and unpaid interest thereon, is due and payable on the earlier of (i) such date, commencing on or after June 1, 2023, as the holder thereof, at its sole option, upon not less than 30 days’ prior written notice to the Company, demands payment thereof and (ii) the occurrence of a Change in Control (as defined in the Series A-1 Debentures). Each Series A-1 Debenture is convertible, in whole or in part, at any time at the option of the holder thereof into that number of shares of Common Stock calculated by dividing the principal amount being converted, together with all accrued but unpaid interest thereon, by the applicable conversion price, initially $3.45. The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and is also subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable conversion price (subject to certain exceptions). The Series A-1 Debentures are subject to mandatory conversion if the closing price of the Common Stock exceeds $6.00 for any 40 trading days within a consecutive 60 trading day-period (which condition has been satisfied), subject to the satisfaction of certain other conditions. The Series A-1 Debentures are subordinated to all Senior Indebtedness (as defined in the Series A-1 Debentures), including indebtedness under the Credit Agreement (as defined below).

Also on the Closing Date, AVCT entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which SPAC Opportunity Partners Investment Sub LLC (the “Initial Investor”) purchased, in a private placement on the Closing Date, 10,000 Units for an aggregate purchase price of $10.0 million, and AVCT was authorized to sell up to an additional 50,000 Units in one or more additional closings on or before May 24, 2021 (collectively, the “PIPE”). The Initial Investor, which is an affiliate of Lawrence Mock, the Vice Chairman of AVCT and a significant stockholder of the Company, and an affiliate of Darrell Mays, the Chairman of AVCT’s Board of Directors and a significant stockholder of the Company, agreed that if the total number of Units sold pursuant to the Securities Purchase Agreement as of such date were less than 35,000, it would purchase such number of additional Units as is necessary to result in AVCT selling a total of 35,000 Units pursuant to the Securities Purchase Agreement, subject to customary closing conditions. On May 27, 2021, the Initial Investor purchased 7,990 Units in satisfaction of such obligation. The Series A-1 Debentures and Penny Warrants issued and issuable pursuant to the Securities Purchase Agreement are substantially the same as those issued to Ribbon pursuant to the A&R Purchase Agreement, and the Company’s obligations under the Series A-1 Debentures issued pursuant to the Securities Purchase Agreement are guaranteed by AVCT’s subsidiaries pursuant to a Guaranty in the same form as the Guaranty issued to Ribbon.

Principal Offices

Our principal executive offices are located at 1720 Peachtree Street, Suite 629, Atlanta, GA 30309, and the telephone number is (404) 239-2863. Information about us is available on our website https://www.avctechnologies.com/. The information contained on our website or that can be accessed through our website does not constitute part of this prospectus and is not incorporated in any manner into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which includes, without limitation, investing in or acquiring companies that are synergistic with or complimentary to our technologies, and working capital. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended, referred to herein as our certificate of incorporation, and our bylaws, as amended, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 505,000,000, of which 500,000,000 shares shall be Common Stock of the par value of $0.0001 per share and 5,000,000 shares shall be Preferred Stock of the par value of $0.0001 per share.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $100,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	warrants to purchase our securities;

●	subscription rights to purchase our securities;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of July 22, 2021, there were 20,302,452 shares of common stock issued and outstanding, held of record by approximately 21 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, and further subject to any contractual limitations on the declaration, setting aside or payment of dividends, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law. Our certificate of incorporation, as amended, does not provide for cumulative voting.

Election of Directors

Directors hold office until the next annual meeting of our stockholders and until their successors have been duly elected and qualified. Our executive officers are elected by and serve at the designation and appointment of the board of directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws. Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, by the stockholders, and the stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and

Provisions in our bylaws regarding stockholders’ rights to call a special meeting of stockholders limit such rights to stockholders holding together at least a thirty-five percent of the shares of the Company entitled to vote at the meeting, which could make it more difficult for stockholders to wage a proxy contest for control of our board of directors or to vote to repeal any of the anti-takeover provisions contained in our certificate of incorporation and bylaws.

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “AVCT”. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, to issue up to 5,000,000 shares of Preferred Stock of the par value of $0.0001 per share. Any accrued but unpaid dividends on the shares of Preferred Stock to be converted shall also be converted into shares of our Common Stock at the conversion price in effect at the time of conversion. As of July 22, 2021, there are no shares of Preferred Stock outstanding.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Warrants

AVCT currently has issued and outstanding warrants to purchase 34,590,300 shares of Common Stock at an average exercise price of $8.88 per share.

We may issue additional warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus were passed upon for us by Greenberg Traurig, LLP.

EXPERTS

The consolidated financial statements of American Virtual Cloud Technologies, Inc. as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of UHY LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission’s public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021, as amended;

2.	our Quarterly Report on Form 10-Q for the six months ended June 30, 2021, filed with the SEC on August 12, 2021;

3.	our Current Reports on Form 8-K filed with the SEC on January 21, 2021; January 27, 2021; February 12, 2021; March 5, 2021; April 7, 2021; April 9, 2021; May 12, 2021; June 25, 2021; and July 22, 2021; and

4.	the description of our Common Stock set forth in the registration statement on Form 8-A registering our Common Stock under Section 12 of the Exchange Act, which was filed with the SEC on July 26, 2017, including any amendments or reports filed for purposes of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting the Secretary, at American Virtual Cloud Technologies, Inc., 1720 Peachtree Street, Suite 629, Atlanta, GA 30309, or by telephone at (404) 239-2863. Information about us is also available at our website at www.avctechnologies.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

American Virtual Cloud Technologies, Inc.

5,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Co-Placement Agents

A.G.P.	Northland Capital Markets

October 18, 2022